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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-157381

PROSPECTUS

Westpac Banking Corporation
ABN 33 007 457 141
Debt Securities

        By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

        Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

        Unless stated otherwise in a prospectus supplement or term sheet, none of these securities will be listed on any securities exchange.

        The debt securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2009.

 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
WESTPAC BANKING CORPORATION	1
USE OF PROCEEDS	3
DESCRIPTION OF THE DEBT SECURITIES	4
TAXATION	20
PLAN OF DISTRIBUTION	29
WHERE YOU CAN FIND MORE INFORMATION	31
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	31
ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA	32
CURRENCY OF PRESENTATION AND EXCHANGE RATES	32
VALIDITY OF SECURITIES	33
EXPERTS	33
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY	33

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf process, we are registering each class of securities described in this prospectus, and we may sell the securities described in this prospectus alone or in any combination in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update, supplement, change or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "Incorporation of Information We File with the SEC." If the information contained or incorporated by reference in this prospectus differs from any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement or term sheet together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representation, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Westpac Banking Corporation, or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Westpac Banking Corporation since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Unless otherwise indicated, or the context otherwise requires, references in this prospectus to "we," "us" and "our" or similar terms are to Westpac Banking Corporation and its controlled entities (within the meaning of Section 50AA of the Commonwealth of Australia's, which we refer to as Australia, Corporations Act 2001, which we refer to as the Australian Corporations Act), and references to "Westpac" are to Westpac Banking Corporation ABN 33 007 457 141.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained or incorporated by reference in this prospectus and the documents incorporated by reference herein are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act. Forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition. We use words such as "will", "may", "expect", "intend", "seek", "would", "should", "could", "continue", "plan", "estimate", "anticipate", "believe", "probability", "risk" or other similar words to identify forward-looking statements. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our most recently filed Annual Report on

ii

Form 20-F and the other documents incorporated by reference in this prospectus. These factors include:

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  impacts of the global financial crisis, including adverse conditions in funding, equity and asset markets;

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  our ability to successfully complete the integration of St.George Bank Limited into our operations, including our ability to realize anticipated synergies and the costs of achieving those synergies;

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  changes to our credit ratings;

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  inflation, interest rate, exchange rate, market and monetary fluctuations;

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  market liquidity and investor confidence;

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  the effect of, and changes in, laws, regulations, taxation or accounting standards or practices and government policy, particularly changes to liquidity and capital requirements arising from the global financial crisis;

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  changes in consumer spending, saving and borrowing habits in Australia, New Zealand and in other countries in which we conduct our operations;

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  the effects of competition in the geographic and business areas in which we conduct operations;

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  the ability to maintain or to increase market share and control expenses;

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  the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users;

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  technological changes;

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  demographic changes and changes in political, social or economic conditions in any of the major markets in which we operate;

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  stability of Australian and international financial systems and disruptions to financial markets and any losses we may experience as a result;

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  our ability to complete, integrate or process acquisitions and dispositions;

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  our ability to incur additional indebtedness and any limitations contained in the agreements governing such additional indebtedness; and

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  various other factors beyond our control.

        All forward-looking statements speak only as of the date made, and we undertake no obligation to update our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

iii

 WESTPAC BANKING CORPORATION

        We are one of the four major banking organizations in Australia and, through our New Zealand operations, we are also one of the largest banking organizations in New Zealand. We provide a broad range of banking and financial services in these markets, including retail, business and institutional banking and wealth management services.

        We were founded in 1817 and were the first bank to be established in Australia. In 1850 we were incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 we changed our name to Westpac Banking Corporation. On August 23, 2002, we were registered as a public company limited by shares under the Australian Corporations Act. Our principal office is located at 275 Kent Street, Sydney, New South Wales, 2000, Australia. Our telephone number for calls within Australia is 132 032 and our international telephone number is +61 2 9293 9270.

        We have branches, affiliates and controlled entities throughout Australia, New Zealand and the near Pacific region and maintain offices in some of the key financial centers around the world. On December 1, 2008, we merged with St.George Bank Limited, which we refer to as St.George and which at the time was the fifth largest bank in Australia based on market capitalization. As at September 30, 2009, we had total assets of A$589.6 billion. Our market capitalization as of November 13, 2009 was approximately A$76.0 billion.

        We have five key customer-facing business divisions. These businesses are Westpac Retail and Business Banking, St.George Bank, BT Financial Group (Australia), Westpac Institutional Bank and New Zealand Banking.

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  Westpac Retail and Business Banking, which we refer to as WRBB, is responsible for sales, marketing, and customer service for all consumer and small-to-medium enterprise customers within Australia under the Westpac and RAMS brands. WRBB offers a broad range of financial products, including savings and transaction accounts, demand and term deposits, credit cards, personal and housing loans, and business specific working capital, transactional, cash flow and trade finance facilities. RAMS Home Loans is a home loan franchise distribution business. Consumer activities are conducted through WRBB's nationwide network of branches (including in-store branches), RAMS franchise outlets, home finance managers, specialized consumer relationship managers, call centers, automatic teller machines, which we refer to as ATMs, and internet and telephone channels. For business customers, these activities are conducted by specialized business relationship managers, with the support of cash flow, financial markets and wealth specialists, via the branch network, business banking centers and internet and telephone channels. WRBB also includes the management of our third party consumer and business relationships, and the operation of the RAMS franchise distribution business.

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  St.George Bank is responsible for sales, marketing and customer service for our consumer, business and corporate customers in Australia under the St.George and BankSA brands. Consumer activities are conducted through a network of branches, third party distributors, call centers, ATMs, EFTPOS terminals and internet banking services. Business and corporate customers (businesses with facilities typically up to A$150 million) are provided with a wide range of banking and financial products and services, including specialist advice for cash flow finance, trade finance, automotive and equipment finance, property finance, transaction banking and treasury services. Sales and service activities for business and corporate customers are conducted by relationship managers via business banking centers, internet and telephone banking channels.

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  BT Financial Group (Australia), which we refer to as BTFG, is Westpac's wealth management business. As a result of the merger with St.George, our wealth management business now also includes operations under the Asgard, Advance, Licensee Select, Magnitude, BankSA and

    Securitor brands. BTFG designs, manufactures and distributes financial products that are designed to help our customers achieve their financial goals by administering, managing and protecting their assets. Funds Management operations include the manufacturing and distribution of investment, superannuation and retirement products, investment platforms such as Wrap and Master Trusts and private banking and financial planning. Insurance solutions cover the manufacturing and distribution of life, general, lenders mortgage and deposit bonds insurance.

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  Westpac Institutional Bank, which we refer to as WIB, delivers a broad range of financial services to commercial, corporate, institutional and government customers either based in, or with interests in, Australia and New Zealand. WIB operates through dedicated sales industry teams, supported by specialist knowledge in financial and debt capital markets, transactional banking, margin lending, broking and alternative investment solutions. Customers are supported through Westpac branches and subsidiaries located in Australia, New Zealand, New York, London and Asia. WIB also includes the Premium Business Group which was transferred from WRBB during the 2009 financial year.

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  New Zealand Banking is responsible for sales and service of banking, wealth and insurance products for consumers and small to medium business customers in New Zealand. The division operates via an extensive network of branches and ATMs across both the North and South Islands. Banking products are provided under the Westpac brand while wealth and insurance products are provided by Westpac Life New Zealand and BT New Zealand. We conduct our New Zealand banking business through two banks in New Zealand: consumer and business banking operations are provided by Westpac New Zealand Limited, which is incorporated in New Zealand, and institutional customers are supported by Westpac Banking Corporation (NZ Division), a branch of Westpac, which is incorporated in Australia and forms part of WIB.

        Other business divisions include:

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  Pacific Banking, which provides banking services for retail and business customers throughout near South Pacific Island Nations;

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  Group Treasury, which is primarily focused on the management of our interest rate risk and funding requirements;

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  Product and Operations, which is responsible for consumer and business product development and operations;

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  Technology, which is responsible for developing and maintaining reliable and flexible technology capabilities and technology strategies; and

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  Core Support, which comprises those functions performed centrally including finance, risk, legal and human resources.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include financing our activities and those of our subsidiaries, including refinancing outstanding indebtedness, financing our assets and those of our subsidiaries, lengthening the average maturity of our borrowings, and financing acquisitions.

        Until we use the net proceeds from the sale of any of our securities offered by this prospectus for general corporate purposes, we may use the net proceeds to reduce our short-term indebtedness or for temporary investments.

 DESCRIPTION OF THE DEBT SECURITIES

        We may offer unsecured general obligations, which may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities."

        The senior debt securities will be issued in one or more series under an indenture, dated as of July 1, 1999, between us and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee, as amended by the first supplemental indenture to be entered into between us and the trustee, which we refer to together as the senior indenture. The subordinated debt securities will be issued under an amended and restated subordinated indenture dated as of May 15, 2003 between us and The Bank of New York Mellon as successor to JPMorgan Chase Bank, as trustee, which we refer to as the subordinated indenture. Each indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities.

        We have summarized below certain terms of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt securities. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture. References in parenthetical below to sections or articles are to sections or articles of the indentures.

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. The particular terms of the debt securities offered by any prospectus supplement or term sheet and the extent, if any, to which such general provisions may not apply to the debt securities will be described in the related prospectus supplement or term sheet. Accordingly, for a description of the terms of a particular issue of debt securities, you should refer to both the related prospectus supplement or term sheet and to the following description.

Ranking

        Senior debt securities will be Westpac's direct, unconditional and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), equally with all of Westpac's other unsecured and unsubordinated obligations. The senior debt securities will rank senior to Westpac's subordinated obligations, including any subordinated debt securities.

        Subordinated debt securities will be Westpac's direct and unsecured obligations and will rank equally without any preference among themselves and, except for certain debts required to be preferred by law (including those in respect of Westpac's deposit liabilities in Australia), at least equally with all of Westpac's subordinated indebtedness. Subordinated indebtedness means indebtedness (present and future) that by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up (as defined below) to the claims of its senior creditors (as defined below), other than (i) indebtedness that does not have a fixed maturity date and (ii) indebtedness the right to repayment of which by its terms is, or is expressed to be, subordinated in the event of Westpac's winding up to the subordinated debt securities. The subordinated debt securities will be subordinated to, and will be entitled to payment only after payment of, Westpac's senior creditors as described below under the caption "—Provisions Applicable Only to Subordinated Debt Securities—Subordination."

        The debt securities are not protected accounts or deposit liabilities for the purpose of the Banking Act of 1959 of Australia, which we refer to as the Australian Banking Act, and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

General Terms of the Debt Securities

        Westpac may issue the debt securities in one or more series pursuant to an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or a resolution of our board of directors or a duly authorized committee of our board of directors. (Section 3.1 of each indenture.) The aggregate principal amount of debt securities that may be issued under the indentures is unlimited. You should refer to the applicable prospectus supplement or term sheet for the specific terms of each series of debt securities which may include the following:

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  title and aggregate principal amount;

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  indenture under which such series of debt securities will be issued;

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  any applicable subordination provisions;

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  percentage or percentages of principal amount at which such series of debt securities will be issued and percentage or percentages of principal amount payable upon declaration of acceleration of the maturity of such series of debt securities;

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  maturity date(s);

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  interest rate(s) or the method for determining the interest rate(s);

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  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  place or places where principal, premium and interest will be payable;

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  redemption or early repayment provisions;

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  authorized denominations;

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  form (registered and/or bearer);

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  amount of discount with which such series of debt securities will be issued;

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  whether such series of debt securities will be issued in whole or in part in the form of one or more global securities;

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  identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series of debt securities and whether any interest payable prior to the issuance of definitive debt securities of such series will be credited to the account of the persons entitled to such interest;

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  the terms upon which beneficial interests in a temporary global debt security may be exchanged in whole or in part for beneficial interests in a definitive global debt security or for individual definitive debt securities and the terms upon which such exchanges may be made;

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  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such series of debt securities will be payable;

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  time period within which, the manner in which and the terms and conditions upon which the purchaser of such series of debt securities can select the payment currency;

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  securities exchange(s) on which such series of debt securities will be listed, if any;

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  additions to or changes in the events of default with respect to such series of debt securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable; and

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  additional terms not inconsistent with the provisions of the applicable indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Any special US federal income and Australian income tax considerations applicable to any series of debt securities due to its particular terms will be described in the applicable prospectus supplement or term sheet.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to:

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  the price of one or more commodities, derivatives or securities;

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  one or more securities, derivatives or commodities exchange indices or other indices;

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  a currency or currencies (including any currency unit or units) other than the currency in which such debt securities are issued or other factors; or

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  any other variable or the relationship between any variables or combination of variables.

        Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, securities, derivatives, indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, securities, derivatives, indices or other factors to which the amount payable on such date is linked and certain additional US federal income and Australian tax consequences and special considerations applicable to any series will be described in the applicable prospectus supplement or term sheet.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement or term sheet, in any other freely transferable currency or units based on or relating to foreign currencies.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.2 of each indenture.) Subject to the limitations provided in the indentures and in the prospectus supplement or term sheet, debt securities which are issued in registered form may be registered, transferred or exchanged at the principal corporate trust office of the trustee or at the office or agency that we will maintain for such purpose in the Borough of Manhattan, The City of New York, without the payment of any service charge, other than any tax or other governmental charge payable in connection with the registration or transfer or exchange. (Sections 3.5 and 9.2 of each indenture.)

        Westpac may issue debt securities of any series in whole or in part in definitive form or in the form of one or more global debt securities as described below under "Global Securities." Westpac may issue debt securities of a series at different times. In addition, Westpac may issue debt securities within a series with terms different from the terms of other debt securities of that series. (Section 3.1(c) of each indenture.)

        Subject to applicable law, Westpac or any of its affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by

Westpac or any of its affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

Global Securities

        We expect the following provisions to apply to all debt securities.

        Westpac may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or term sheet. Westpac will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 2.4 of each indenture.)

        The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement or term sheet. We expect that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who are referred to in this prospectus as participants, or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities.

        Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Westpac, the trustee for the debt securities, any paying agent, the registrar or any underwriter or agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing the debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

        If the depositary for a series of debt securities notifies us at any time that it is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, Westpac will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement or term sheet relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Definitive debt securities of any series so issued will be issued in denominations, unless otherwise specified by us in the applicable prospectus supplement or term sheet, of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Additional Amounts

        Each indenture provides that Westpac will make all payments in respect of the debt securities without withholding or deduction for, or on account of, any taxes, assessments or other governmental charges, which we refer to as the relevant tax, imposed or levied by or on behalf of Australia or any political subdivision or authority in or of Australia, unless the withholding or deduction is required by law. In that event, Westpac will pay such additional amounts as may be necessary so that the net amount received by the holder of the debt securities, after such withholding or deduction, will equal the amount that the holder would have received in respect of the debt securities without such withholding or deduction. However, as described below, both the senior indenture and the subordinated indenture provide that, under certain circumstances, Westpac will not pay additional amounts.

        The senior indenture provides that Westpac will pay no additional amounts in respect of senior debt securities for or on account of:

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  any relevant tax that would not have been imposed but for the fact that the holder, or the beneficial owner, of the senior debt securities was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such senior debt securities, or receiving payments under such senior debt securities;

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  any relevant tax that would not have been imposed but for the fact that the holder, or the beneficial owner, of the senior debt securities presented such senior debt securities for payment in Australia, unless the holder, or the beneficial owner, was required to present such senior debt securities for payment and they could not have been presented for payment anywhere else;

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  any relevant tax that would not have been imposed but for the fact that the holder, or the beneficial owner, of the senior debt securities presented such senior debt securities for payment more than 30 days after the date such payment became due and was provided for, whichever is later, except to the extent that the holder or beneficial owner would have been entitled to the additional amounts on presenting such senior debt securities for payment on any day during that 30 day period;

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  any relevant tax that is an estate, inheritance, gift, sale, transfer, personal property or similar tax;

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  any relevant tax which is payable otherwise than by withholding or deduction;

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  any relevant tax that would not have been imposed if the holder, or the beneficial owner, of the senior debt securities complied with Westpac's request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the holder, or the beneficial owner, of such senior debt securities to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such relevant tax;

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  any relevant tax that would not have been imposed but for the holder, or the beneficial owner, of the senior debt securities being an associate of Westpac for purposes of section 128F(6) of the Income Tax Assessment Act 1936 of Australia, which we refer to as the Australian Tax Act;

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  any relevant tax that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefor) by the Australian Commissioner of Taxation that such relevant tax is payable in circumstances where the holder, or the beneficial owner, of such senior debt securities is a party to or participated in a scheme to avoid such relevant tax which Westpac was not a party to;

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  any relevant tax that is imposed pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as those provided for by such Directive; or

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  any combination of the foregoing.

        The subordinated indenture provides that Westpac will pay no additional amounts in respect of subordinated debt securities:

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  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having some connection (whether present, past or future) with Australia or any political subdivision or authority of or in Australia, other than being a holder, or the beneficial owner, of the subordinated debt securities;

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  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities not complying with any statutory requirements or not having made a declaration of non-residence in, or other lack of connection with, Australia or any political subdivision or authority of or in Australia or any similar claim for exemption, if Westpac or its agent has provided the holder, or the beneficial owner, of the subordinated debt securities with at least 60 days' prior written notice of an opportunity to comply with such statutory requirements or make a declaration or claim;

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  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having presented for payment more than 30 days after the date on which the payment in respect of the subordinated debt securities first became due and payable, except to the extent that the holder, or the beneficial owner, of the subordinated debt securities would have been entitled to such additional amounts if the holder or beneficial owner had presented the subordinated debt securities for payment on any day within such 30-day period;

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  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities having presented the subordinated debt securities for payment in Australia, unless the subordinated debt securities could not have been presented for payment elsewhere; or

  •
  to the extent that the relevant tax is imposed or levied by virtue of the holder, or the beneficial owner, of the subordinated debt securities being an associate of Westpac for purposes of Section 128F(6) of the Australian Tax Act.

        In addition, both the senior indenture and the subordinated indenture provide that Westpac will pay no additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment in respect of the debt securities to the extent such payment would, under the laws of Australia or any political subdivision or authority of or in Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to additional amounts had it been the holder of the debt securities. (Section 9.8 of each indenture.)

        If, as a result of Westpac's consolidation or merger with or into an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia or the sale, conveyance or transfer by Westpac of all or substantially all its assets to such an entity, such an entity assumes the obligations of Westpac under the indentures and the debt securities, such entity will pay additional amounts on the same basis as described above, except that references to "Australia" (other than in the exception applicable in the event the holder or beneficial owner of the debt securities is an associate of Westpac for purposes of section 128F(6) of the Australian Tax Act) will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes). (Section 7.1 of each indenture.)

Redemption of Debt Securities

  General

        If the debt securities of a series provide for redemption at Westpac's election, unless otherwise provided in the applicable prospectus supplement or term sheet, such redemption shall be on not less than 30 nor more than 60 days' notice and, in the event of redemption in part, the debt securities to be redeemed will be selected by the trustee by such method as it shall deem fair and appropriate. Notice of such redemption will be mailed to holders of debt securities of such series to their last addresses as they appear on the register of the debt securities of such series. (Sections 1.6, 10.3 and 10.4 of each indenture.)

  Redemption for Taxation Reasons

        Each indenture provides that Westpac will have the right, after receipt of prior written approval by the Australian Prudential Regulation Authority, which we refer to as APRA, if approval is then required, to redeem a series of debt securities in whole, but not in part, at any time within 90 days following the occurrence of a tax event, which is defined below, with respect to such series of debt securities; provided, however, that, if at the time there is available to Westpac the opportunity to eliminate, within the 90-day period, the risk that any payment on the debt securities is, or will be, subject to such withholding or deduction by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in Westpac's sole judgment has or will cause no adverse effect on Westpac or any of Westpac's subsidiaries or affiliates and will involve no material cost, Westpac will pursue that measure in lieu of redemption. "Tax event" means that Westpac has requested and received an opinion of competent tax counsel to the effect that there has been:

  •
  an amendment to, change in or announced proposed change in the laws, or regulations under those laws, of Australia or any political subdivision or authority thereof or therein;

  •
  a judicial decision interpreting, applying or clarifying those laws or regulations;

  •
  an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action; or

  •
  a threatened challenge asserted in connection with an audit of Westpac, or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to such series of debt securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after, with respect to taxes imposed by Australia or any political subdivision thereof or therein, the date of the applicable prospectus supplement or such term sheet, and, in the case of the subordinated debt securities, in the event of the assumption pursuant to the subordinated indenture of the obligations of Westpac by a successor person organized under the laws of a jurisdiction other than Australia (or any political subdivision thereof), with respect to taxes imposed by a non-Australian jurisdiction, the date of the transaction resulting in such assumption, in each case following which there is more than an insubstantial risk that any payment on such series of debt securities is, or will be, subject to withholding or deduction in respect of any taxes, assessments or other governmental charges.

        If Westpac redeems debt securities in these circumstances, the redemption price of each debt security redeemed will be equal to 100% of the principal amount of such debt security plus accrued and unpaid interest on such debt security to the date of redemption or any other amount as specified in the applicable prospectus supplement or term sheet. (Section 10.8 of each indenture.)

Events of Default, Notice and Waiver

  Senior Debt Securities

        The senior indenture provides that, if an event of default in respect of any series of senior debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or a portion thereof in the case of certain senior debt securities issued with original issue discount) of all the senior debt securities of that series to be due and payable immediately, by written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the senior debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the senior indenture.)

        The senior indenture defines events of default in respect of any series of senior debt securities as:

  •
  default for 30 days in payment of any interest installment or additional amount when due;

  •
  default in payment of the principal of, or any premium on, or any mandatory sinking fund payment with respect to, senior debt securities of such series when due;

  •
  default for 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series in performance of any covenant or warranty in such indenture in respect of the senior debt securities of such series;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac or any other case or proceeding whereby Westpac may be wound-up, dissolved or cease to exist;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  the entry of a decree of order by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac; and

  •
  any other event of default provided for in the senior indenture with respect to the senior debt securities of such series. (Section 5.1 of the senior indenture.)

  Subordinated Debt Securities

        Events of Default.    The subordinated indenture provides that, if an event of default in respect of any series of subordinated debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or a portion thereof in the case of certain subordinated debt securities issued with original issue discount) of all the subordinated debt securities of that series to be due and payable immediately, by a written notice to Westpac (and by written notice to the trustee if given by the holders). The consequence of this action is that the principal amount of the subordinated debt securities shall be immediately due and payable by Westpac. (Section 5.2 of the subordinated indenture.)

        Notwithstanding such declaration, no payments will be made to holders of subordinated debt securities until all senior creditors, as defined under "—Provisions Applicable Only to Subordinated Debt Securities—Subordination," have been paid in full. For information concerning the rights of holders of subordinated debt securities after proceedings for a winding-up of Westpac have been instituted, see "—Provisions Applicable Only to Subordinated Debt Securities—Status After the Commencement of a Winding-Up of Westpac".

        The subordinated indenture defines an event of default in respect of any series of subordinated debt securities as:

  •
  the entry of a decree or order by a court of competent jurisdiction for relief involving or resulting in the winding-up of Westpac;

  •
  Westpac commences a voluntary case or proceeding under any applicable law involving a winding-up of Westpac or any other case or proceeding whereby Westpac may be wound-up, dissolved or cease to exist;

  •
  Westpac consents to the entry of a decree or order for relief in an involuntary case or proceeding under applicable law involving a winding-up of Westpac or the commencement of any such case or proceeding against Westpac;

  •
  Westpac files a petition or answer or consent seeking a decree or order for relief or consents to the filing of such a petition in a proceeding in connection with a winding-up of a Westpac;

  •
  any other event of default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

        Defaults.    If a default in respect of any series of subordinated debt securities shall have occurred and be continuing, the trustee may in its discretion institute any appropriate judicial proceeding as it shall deem most effectual to protect and enforce its rights and the rights of the holders of the subordinated debt securities of that series, the holders shall have no right to accelerate the payment of principal amounts unless the default is also an event of default. (Section 5.3 of the subordinated indenture.)

        The subordinated indenture defines a default in respect of any series of subordinated debt securities as:

  •
  the occurrence of an event of default;

  •
  specified events, including the entry of a decree or order by a court of competent jurisdiction appointing a custodian, receiver, liquidator or other similar official of Westpac or of any substantial part of Westpac's property or similar events of Westpac;

  •
  default for 30 days in payment of any interest installment or additional amount when due;

  •
  default for seven days in payment of the principal of, or any premium on, or any mandatory sinking fund payment with respect to, subordinated debt securities of such series when due;

  •
  default for 60 days after written notice to Westpac by the trustee or to Westpac and the trustee by the holders of not less than 25% in principal amount of the outstanding subordinated debt securities of such series in performance of any covenant or warranty in such indenture in respect of the subordinated debt securities of such series; and

  •
  any other default provided for in the subordinated indenture with respect to the subordinated debt securities of such series. (Section 5.1 of the subordinated indenture.)

  Provisions Applicable to Senior and Subordinated Debt Securities

        The Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, and Section 6.5 of each indenture provide that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment on any of the debt securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an event of default or (in the case of the subordinated indenture) a default, in each case as defined in the applicable indenture, with respect to debt securities of such series.

        Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, subject to limitations, direct the time, method and place of conducting proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in respect of the debt securities of that series. (Section 5.8 of each indenture.)

        Each indenture provides that the trustee, subject to the provisions of the Trust Indenture Act will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indentures, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.1(g) of each indenture.)

        Each indenture includes covenants that Westpac will file annually with the trustee a certificate of compliance with all conditions and covenants under each indenture. (Section 9.7 of each indenture.)

        In certain cases, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may by providing written notice to the trustee, on behalf of the holders of all debt securities of that series, waive any past default or event of default, or compliance with certain provisions of the indenture, except for defaults or events of default in the payment of the principal of, or premium, if any, or interest on any of the debt securities of that series or any coupon related to such debt securities or compliance with certain covenants. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Westpac and the trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order to:

  •
  evidence the succession of another individual, corporation or other entity to Westpac and the assumption of Westpac's covenants and obligations by its successor;

  •
  add to Westpac's covenants for the benefit of the holders of debt securities of all or any series or surrender any of Westpac's rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

  •
  add additional events of default and, in the case of the subordinated indenture, defaults, with respect to any series of debt securities;

  •
  add to or change any provisions of the indenture to such extent as necessary to facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in global form;

  •
  change or eliminate any provision of the indenture affecting only debt securities not yet issued or when there is no security outstanding of a series created prior to the execution of any such supplemental indenture;

  •
  secure the debt securities;

  •
  establish the form or terms of debt securities;

  •
  provide for delivery of such supplemental indentures or the debt securities of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette;

  •
  evidence and provide for successor trustees and/or to add to or change any provisions of each indenture to such extent as necessary to provide for or facilitate the administration of the trusts under the indentures by more than one trustee;

  •
  permit payment of principal, premium or interest in respect of debt securities in bearer form or coupons, if any, in the United States and other areas subject to its jurisdiction;

  •
  maintain the qualification of each indenture under the Trust Indenture Act;

  •
  correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debt securities of any series then outstanding; or

  •
  any other change that does not adversely affect the interests of the holders and is not otherwise prohibited. (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Westpac and the trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of debt securities of that series. No supplemental indenture may, without the consent of the holders of all of the affected debt securities, among other things:

  •
  change the maturity of any debt securities;

  •
  change the currency in which such debt securities are payable;

  •
  reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount debt security or indexed debt security that would be due and payable upon an acceleration of such debt security or indexed debt security;

  •
  impair the right to institute suit for the enforcement of any payment on such debt securities at maturity or upon redemption;

  •
  reduce the percentage of the outstanding principal amount of debt securities of any series the holders of which must consent to any such supplemental indenture;

  •
  change any obligation of Westpac to maintain an office or agency in accordance with the provisions of the indenture;

  •
  modify the indenture provisions concerning modification of the indenture or the waiver of past defaults or specified covenants other than to increase the required percentage to effect a modification or provide that additional provisions may not be waived without the consent of each holder of that series of debt securities; or

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities then outstanding. (Section 8.2 of each indenture.)

        In addition, material variations in the terms and conditions relating to redemption, events of default and, in the case of subordinated debt securities, subordination may require the consent of APRA.

Satisfaction and Discharge of the Indentures; Defeasance

        The indenture shall generally cease to be of any further effect with respect to a series of debt securities when:

  •
  Westpac has delivered to the trustee for cancellation all debt securities of that series; or

  •
  all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Westpac shall have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of that series (and if, in either case, Westpac shall also pay or cause to be paid all other sums payable under the indenture by Westpac in respect of all debt securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with) and Westpac shall have made any other payments due under the indenture and delivered to the trustee an officer's certificate and opinion of counsel saying that Westpac has fulfilled each of the conditions mentioned above. (Section 4.1 of each indenture.)

        The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the debt securities of the defeased series and the indenture, to the payment, either directly or through any paying agent, as the trustee may determine, to the persons entitled thereto, of principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the trustee. (Section 4.2 of each indenture.)

Record Dates

        Westpac will generally be entitled to set any date as the record date for the purpose of determining the holders of debt securities entitled to give or take any action under the senior indenture or the subordinated indenture in the manner specified in such indenture. If a record date is set, action may only be taken by persons who are holders of debt securities on the record date. Also, unless otherwise specified in the prospectus supplement or term sheet applicable to a series of debt securities, to be effective, any action must be taken within 180 days of the record date. (Section 1.4(g) of each indenture.)

Notice

        Notices to holders of debt securities will be given by mail to the addresses of holders appearing in the applicable securities register. Westpac and the trustee may treat the person in whose name a debt security is registered as the owner thereof for all purposes. (Sections 1.6 and 3.8 of each indenture.)

Governing Law

        Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions contained in Sections 12.1, 12.2 and 12.8 of the subordinated indenture will be governed by, and construed in accordance with, the laws of the State of New South Wales, Commonwealth of Australia. (Section 1.11 of each indenture.)

        Each indenture also provides that to the extent Westpac or any of its properties, assets or revenues may have or may become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any debt security or either indenture, Westpac, to the extent permitted by law, will irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and will consent to such relief and enforcement. (Section 5.15 of each indenture.)

Consolidation, Merger or Sale of Assets

        The senior indenture and the subordinated indenture provide that Westpac may not merge or consolidate with or into any other corporation or other entity or sell, convey or transfer all or substantially all of Westpac's assets, unless:

  •
  Westpac is the surviving entity formed by such merger or consolidation; or

  •
  the entity formed by such consolidation or into which Westpac is merged or which acquires Westpac's assets expressly assumes by supplemental indenture all of Westpac's obligations under the debt securities and the indenture; and

  •
  immediately after giving effect to such transaction, no event of default or, in the case of the subordinated indenture, no default or event of default shall have occurred and be continuing; and

  •
  Westpac shall have delivered to the trustee an officer's certificate and an opinion of counsel each stating that such transaction complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

        Upon any such consolidation, merger or sale where Westpac is not the surviving entity, the successor corporation formed by such consolidation or into which Westpac is merged or to which such sale is made shall succeed to and be substituted for Westpac under the indenture and the debt securities and any coupons appertaining thereto and all such obligations of Westpac shall terminate. (Section 7.1 of each indenture.)

Concerning the Trustees

        Westpac may from time to time maintain credit facilities, and have other customary banking relationships with The Bank of New York Mellon, the trustee under both the senior indenture and the subordinated indenture.

Consent to Service of Process

        In accordance with the provisions of each indenture, we have designated our Senior Vice President and Chief Operating Officer, located in our New York branch, as our authorized agent for service of process in any legal action or proceeding against us with respect to Westpac's obligations under such indenture or the debt securities instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and will irrevocably submit to the non-exclusive jurisdiction of such courts in respect of any such legal action or proceeding. (Section 1.14 of each indenture.)

Australian Regulatory Restrictions on Payments by Westpac

        Nothing in either indenture affects the applicability of:

  •
  Section 13A of the Australian Banking Act, which provides that if Westpac becomes unable to meet its obligations or suspends payment of its obligations, the assets of Westpac in Australia shall be available to meet, in priority to all other liabilities of Westpac:

  •
  first, certain obligations of Westpac to APRA (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts in connection with the financial claims scheme, which we refer to as the FCS, established under the Australian Banking Act;

    •
    second, APRA's costs (if any) in exercising its powers and performing its functions relating to Westpac in connection with the FCS; and

    •
    third, Westpac's deposit liabilities in Australia.

  •
  Section 86 of the Reserve Bank Act 1959 of Australia, which provides, in a winding-up of Westpac, debts due to the Reserve Bank of Australia by Westpac shall, subject to Section 13A of the Australian Banking Act, have priority over all other debts of Westpac other than debts due to Australia; and

  •
  Section 16 of the Australian Banking Act, which provides, in a winding-up of Westpac, that, subject to Section 13A of the Australian Banking Act, specified debts due to APRA have priority over all other unsecured debts of Westpac.

Provisions Applicable Only to Subordinated Debt Securities

  Subordination

        In a winding up of Westpac, the rights and claims of holders of the subordinated debt securities and the trustee (other than with respect to the costs, charges, expenses and liabilities incurred by the trustee) are subordinated and junior in right of payment to the claims of Westpac's senior creditors (as defined below). Winding up means, any procedure whereby Westpac may be wound up, dissolved or cease to exist as a body corporate and whether brought or instigated by the trustee, a holder of the subordinated debt securities or any other person, but excludes any transaction permitted as described under "—Consolidation, Merger or Sale of Assets." Senior creditors means all of Westpac's creditors (present and future) including its depositors:

  •
  whose claims are admitted in a winding-up of Westpac; and

  •
  who are not the holders of indebtedness, the right to repayment of which by its terms is, or is expressed to be, subordinated in a winding-up of Westpac to the claims of all depository and other unsubordinated creditors of Westpac.

(Section 12.2 of the subordinated indenture.)

  Status Prior to the Commencement of a Winding-Up of Westpac

        Prior to the commencement of a winding-up of Westpac:

  •
  Westpac's obligation to make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture will be conditioned upon it being solvent (as defined below) at the time such payment is due; and

  •
  Westpac will not make any payment of principal, redemption price, interest or any other amount owing in respect of the subordinated debt securities or in relation to the subordinated indenture except to the extent that it may make such payment and still be solvent immediately thereafter.

Solvent when used in connection with the payment of any installment of principal or interest on the subordinated debt securities means that (i) Westpac is able to pay its debts as they fall due and (ii) its assets exceed its liabilities. Assets means Westpac's total consolidated gross assets as shown by its latest published audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate. Liabilities means Westpac's total consolidated gross liabilities as shown by its latest public audited accounts but adjusted for events subsequent to the date of such accounts in such manner and to such extent as the directors, Westpac's auditors, or as the case may be, Westpac's liquidator may determine to be appropriate.

(Sections 12.1 and 12.2 of the subordinated indenture.)

  Status After the Commencement of a Winding-Up of Westpac

        After the commencement of a winding-up of Westpac no amount shall be payable to holders of subordinated debt securities in respect of the subordinated debt securities and under the subordinated indenture until the claims of Westpac's senior creditors have been satisfied in full and the rights of the holders of the subordinated debt securities under the subordinated indenture and under the subordinated debt securities to receive any amounts in respect of the subordinated debt securities and under the subordinated indenture in the winding up of Westpac shall be held by the trustee upon trust:

  •
  first, for application in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the trustee in or about the execution of the trusts under the subordinated indenture (including the remuneration of the trustee);

  •
  second, equally and ratably (as to its due proportion only) with the holders of Westpac's other subordinated indebtedness (as defined below) (if any) for distribution among its senior creditors (but only to the extent that their claims shall not have been satisfied in full);

  •
  third, equally and ratably in or towards payment of the principal and interest owing in respect of the subordinated debt securities; and

  •
  fourth, in payment of any balance to Westpac or Westpac's liquidator on its behalf.

(Section 12.2 of the subordinated indenture.)

  Other Provisions

        Other provisions applicable to subordinated debt securities will be described in the applicable prospectus supplement or term sheet.

 TAXATION

United States Taxation

        The following is a general discussion of the material US federal income tax considerations relating to the purchase, ownership and disposition of the debt securities by US Holders (as defined below) who purchase the debt securities in an offering of debt securities at their issue price (determined as set forth below) and hold the debt securities as capital assets, within the meaning of section 1221 of the US Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all of the tax considerations that may be relevant to US Holders in light of their particular circumstances or to US Holders subject to special rules under US federal income tax laws, such as banks, insurance companies, retirement plans, regulated investment companies, real estate investment trusts, dealers in securities, brokers, tax-exempt entities, certain former citizens or residents of the US, US Holders who hold the debt securities as part of a "straddle", "hedging", "conversion" or other integrated transaction, US Holders who mark their securities to market for US federal income tax purposes or US Holders whose functional currency is not the US dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or any US federal estate, gift or alternative minimum tax considerations.

        This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not describe the US federal income tax considerations relating to the purchase, ownership or disposition of a "contingent payment debt instrument" (as defined under applicable Treasury Regulations), a debt security with a maturity later than 30 years from its date of issuance, a debt security that does not obligate Westpac to repay an amount equal to at least the issue price of the debt security or certain "variable rate debt instruments" (as defined under applicable Treasury Regulations), and a general discussion of any materially different US federal income tax considerations relating to any such debt security will be included in the applicable prospectus supplement or term sheet.

        For purposes of this discussion, the term "US Holder" means a beneficial owner of a debt security that is, for US federal income tax purposes, (i) an individual citizen or resident of the US, (ii) a corporation created or organized in or under the laws of the US or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to US federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the US is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        If an entity treated as a partnership for US federal income tax purposes holds a debt security, the tax treatment of such partnership and its partners will generally depend upon the status and activities of the partnership and its partners. Such an entity should consult its own tax adviser regarding the US federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of such a debt security.

        The determination of whether a particular series of subordinated debt securities should be classified as indebtedness or equity for US federal income tax purposes depends on the terms of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement or term sheet, we agree, and by acquiring an interest in a subordinated debt security each beneficial owner of a subordinated debt security agrees, to treat the subordinated debt securities as indebtedness for US federal income tax purposes. It is possible, however, that the US Internal Revenue Service ("IRS") could attempt to treat a particular series of subordinated debt securities as equity for US federal income tax purposes. If the subordinated debt securities were so treated as equity, the US federal income tax considerations relating to the purchase, ownership and disposition of the subordinated debt securities could differ from those described below with respect to timing and character. The remainder of this discussion assumes the subordinated debt securities will be treated as indebtedness for US federal income tax purposes.

        Prospective purchasers are advised to consult their own tax advisers as to the US federal income and other tax considerations relating to the purchase, ownership and disposition of the debt securities in light of their particular circumstances, as well as the effect of any state, local or foreign tax laws.

  Interest and Original Issue Discount

        Each US Holder of a debt security will include in income payments of "qualified stated interest" (as described below) in respect of such debt security in accordance with such US Holder's method of accounting for US federal income tax purposes as ordinary interest income. In general, if the issue price of a debt security, determined by the first price at which a substantial amount of the debt securities of a series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such debt security by an amount that is equal to or more than a de minimis amount, a US Holder will be considered to have purchased such debt security with original issue discount ("OID"). In general, the de minimis amount is equal to 1/4 of 1 percent of the stated redemption price at maturity of a debt security multiplied by the number of complete years to maturity (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the debt security). If a US Holder acquires a debt security with OID, then regardless of such US Holder's method of tax accounting, such US Holder will be required to accrue its pro rata share of OID on such debt security on a constant-yield basis and include such accruals in gross income, whether or not such US Holder will have received any cash payment on the debt security. Any amount not treated as OID because it is de minimis generally must be included in income (generally as gain from the sale of debt securities) as principal payments are received in the proportion that each such payment bears to the original principal amount of the debt security. Special rules apply to debt securities with a fixed maturity of one year or less. See below under "—Short-Term Debt Securities".

        "Stated redemption price at maturity" generally means the sum of all payments to be made on a debt security other than payments of "qualified stated interest". "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a debt security is a variable rate debt instrument but interest is payable at a rate other than a single qualified floating rate or a single objective rate, the special rules that apply to such debt security will be described in the applicable prospectus supplement or term sheet.

        In the case of a debt security that is a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules that apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances, if applicable, will be described in the applicable prospectus supplement or term sheet.

        A "variable rate debt instrument" is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a debt security providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the debt security) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        A "qualified floating rate" is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the debt security to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the debt security).

        An "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer's stock. A "qualified inverse floating rate" is an objective rate (i) that is equal to a fixed rate minus a qualified floating rate and (ii) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security's term. The IRS may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus, no other rates have been designated.

        If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate, as the case may be. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).

        If a floating rate debt security does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate debt security provides for contingent payments, such debt security may constitute a "contingent payment debt instrument". Interest payable on a contingent payment debt instrument is not treated as qualified stated interest. Special rules applicable to contingent payment debt instruments, if applicable, will be described in the applicable prospectus supplement or term sheet.

        In general, the following rules apply if (i) a debt security provides for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and (ii) either a single payment schedule is significantly more likely than not to occur or the debt security provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the debt security. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the debt security are computed based on this payment schedule. If we or the holder have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the debt security and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the debt security. Debt securities subject to the above rules will not be treated as contingent payment debt instruments as a result of the contingencies described above. If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "Change in Circumstances"), then, except to the extent that a portion of the debt security is repaid as a result of a Change in Circumstances and solely for purposes of the accrual of OID, the debt security is treated as retired and then reissued on the date of the Change in Circumstances for an amount equal to the debt security's adjusted issue price on that date.

        A US Holder may elect to treat all interest on any OID debt security as OID and calculate the amount includible in gross income under the constant yield method. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election must be made for the taxable year in which a US Holder acquires an OID debt security, and may not be revoked without the consent of the IRS.

  Premium

        If the amount paid by a US Holder for a debt security exceeds the stated redemption price at maturity of such debt security, such US Holder generally will be considered to have purchased such debt security at a premium equal in amount to such excess. In this event, such US Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of such debt security. In the case of a debt security that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming that we and the US Holder will exercise or not exercise redemption rights in a manner that maximizes the US Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. A US Holder that elects to amortize bond premium must reduce its tax basis in the debt security by the amount of the aggregate deductions allowable for the amortized bond premium. The amount amortized in any year will be treated as a reduction of interest income from the debt security. Bond premium on a debt security held by a US Holder that does not make such an election will decrease the amount of gain or increase the amount of loss otherwise recognized on the sale, exchange, redemption or retirement of such debt security. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing US Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

  Short-Term Debt Securities

        Debt securities that have a fixed maturity of one year or less ("Short-Term Debt Securities") will be treated as issued with OID. In general, an individual or other US Holder that uses the cash method of accounting is not required to accrue such OID unless such US Holder elects to do so. If such an election is not made, any gain recognized by such US Holder on the sale, exchange, redemption, retirement or other disposition of a Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, redemption, retirement or other disposition, and a portion of the deduction otherwise allowable to such US Holder for interest on borrowings allocable to the Short-Term Debt Security will be deferred until a corresponding amount of income on such Short-Term Debt Security is realized. US Holders who report income for US federal income tax purposes under the accrual method of accounting and certain other US Holders are required to accrue OID related to a Short-Term Debt Security as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

  Sale, Exchange, Redemption, Retirement or Other Disposition of Debt Securities

        In general, a US Holder of a debt security will have a tax basis in such debt security equal to the cost of such debt security to such US Holder, increased by any amount includible in income by such US Holder as OID and reduced by any amortized premium and any payments received with respect to the debt security other than payments of qualified stated interest. Upon a sale, exchange, redemption, retirement or other disposition of a debt security, a US Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition (less any amount that is attributable to accrued but unpaid qualified stated interest, which will constitute ordinary interest income if not previously included in income) and such US Holder's tax basis in such debt security. Subject to the rules described below under "—Foreign Currency Debt Securities", such gain or loss will be long-term capital gain or loss if such US Holder has held such debt security for more than one year at the time of disposition. A US Holder that is an individual generally is entitled to preferential treatment for net long-term capital gains. The ability of a US Holder to offset capital losses against ordinary income is limited.

  Foreign Currency Debt Securities

        The following discussion generally describes special rules that apply, in addition to the rules described above, to debt securities that are denominated in, or provide for payments determined by reference to, a single currency other than the US dollar ("Foreign Currency Debt Securities"). The amount of qualified stated interest paid with respect to a Foreign Currency Debt Security that is includible in income by a US Holder that uses the cash method of accounting for US federal income tax purposes is the US dollar value of the amount paid, as determined on the date of actual or constructive receipt by such US Holder, using the spot rate of exchange on such date. In the case of qualified stated interest on a debt security held by a US Holder that uses the accrual method of accounting, and in the case of OID (other than OID on a Short-Term Debt Security that is not required to be accrued) for every US Holder, such US Holder is required to include the US dollar value of the amount of such interest income or OID (which is determined in the foreign currency) that accrued during the accrual period. The US dollar value of such accrued interest income or OID generally is determined by translating such income at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, such US Holder may elect to translate such income at the spot rate of exchange on the last day of the accrual period (or, with respect to an accrual period that spans two taxable years, at the spot rate in effect on the last day of the taxable year). If the last day of the accrual period is within five Business Days of the date of receipt of the accrued interest, a US Holder that has made such election may translate accrued interest using the spot rate in effect on the date of receipt. The above election will apply to all debt obligations held by such US Holder and may not be changed without the consent of the IRS. The US Holder will recognize, as ordinary income or loss, foreign currency exchange gain or loss with respect to such accrued interest income or OID on the date the interest or OID is actually or constructively received, reflecting fluctuations in currency exchange rates between the exchange rate used to determine the accrued interest income or OID for the relevant accrual period and the exchange rate on the date such interest or OID is actually or constructively received.

        A US Holder will calculate the amortization of bond premium for a Foreign Currency Debt Security in the applicable foreign currency. Amortization deductions attributable to a period will reduce interest payments in respect of that period, and therefore are translated into US dollars at the spot rate of exchange used for those interest payments. Foreign currency exchange gain or loss will be realized with respect to amortized premium on a Foreign Currency Debt Security based on the difference between the exchange rate at which the amortization deductions were translated into US dollars and the exchange rate on the date such US Holder acquired the Debt Security.

        The amount realized with respect to a sale, exchange, redemption, retirement or other disposition of a Foreign Currency Debt Security generally will be the US dollar value of the payment received, determined on the date of disposition of such Foreign Currency Debt Security (using the spot rate of exchange on such date). However, with respect to Foreign Currency Debt Securities that are traded on an established securities market, such amount realized will be determined using the spot rate of exchange on the settlement date in the case of (i) a US Holder that is a cash method taxpayer or (ii) a US Holder that is an accrual method taxpayer that elects such treatment. This election may not be changed without the consent of the IRS. Gain or loss that is recognized will be ordinary income or loss to the extent it is attributable to fluctuations in currency rates between the date of purchase and the date of sale, exchange, redemption, retirement or other disposition. Such foreign currency gain (or loss) will be recognized only to the extent of the total gain (or loss) realized by such US Holder on the sale, exchange, redemption, retirement or other disposition of the Foreign Currency Debt Security. Any gain (or loss) recognized by a US Holder in excess of such foreign currency gain (or loss) generally will be capital gain (or loss) (subject to the discussion above regarding Short-Term Debt Securities).

        A US Holder will recognize an amount of gain or loss on a sale or other disposition of any non-US currency received on, or from a sale, exchange, redemption, retirement or other disposition of, a debt security in an amount equal to the difference between (i) the amount of US dollars, or the fair market value in US dollars of any other property, received in such sale or other disposition and (ii) the tax basis of such non-US currency. Such gain or loss generally will be ordinary income or loss.

        A debt security that provides for payments in more than one currency generally will be treated as a "contingent payment debt instrument", and the special rules applicable to such instruments will be described in the applicable prospectus supplement or term sheet.

  Aggregation Rules

        The Treasury Regulations relating to OID contain special aggregation rules stating in general that, subject to certain exceptions, debt instruments issued in the same transaction or related transactions to a single purchaser may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of the OID rules. Under certain circumstances, these provisions could apply to a US Holder that purchases debt securities from more than one series of debt securities.

  Backup Withholding and Information Reporting

        Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate US Holders. A US Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly executed IRS Form W-9. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the US Holder's US federal income tax liability, provided the required information is timely furnished to the IRS.

  Disclosure Requirements for Certain Holders Recognizing Significant Losses

        A US Holder that claims significant losses in respect of a debt security for US federal income tax purposes (generally (i) US$10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations, (ii) US$2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers, or (iii) US$50,000 or more in a taxable year for individuals or trusts with respect to a foreign currency transaction) may be subject to certain disclosure requirements for "reportable transactions". US Holders should consult their own tax advisers concerning any possible disclosure obligation with respect to the debt securities.

Australian Taxation

        The following is a general summary of certain Australian tax consequences under the Australian Tax Act and any relevant regulations, rulings or judicial or administrative pronouncements, at the date of this prospectus, of payments of interest and certain other amounts on the debt securities to be issued by Westpac and certain other matters.

        This summary is not exhaustive and should be treated with appropriate caution. In particular, the summary does not deal with the position of certain classes of holders of the debt securities to be issued by Westpac (including dealers in securities, custodians or other third parties who hold debt securities on behalf of any other persons). Prospective holders of debt securities should also be aware that particular terms of issue of any series of debt securities may affect the tax treatment of that and other series of debt securities.

        This summary is not intended to be, nor should it be construed as, legal or tax advice. Prospective holders of the debt securities to be issued by Westpac are urged to satisfy themselves as to the overall tax consequences of purchasing, holding and/or selling the debt securities and should consult their professional advisers on the tax implications of an investment in the debt securities for their particular circumstances.

Introduction

        The Australian Tax Act characterizes securities as either "debt interests" (for all entities) or "equity interests" (for companies) including for the purposes of interest withholding tax imposed under Division 11A of Part III of the Australian Tax Act, which we refer to as IWT, and dividend withholding tax. IWT is payable at a rate of 10% of the gross amount of interest paid by us to a non-Australian resident (other than a non-Australian resident acting at or through a permanent establishment in Australia) or an Australian resident acting at or through a permanent establishment outside Australia, unless an exemption is available. For these purposes, interest is defined in section 128A(1AB) of the Australian Tax Act to include amounts in the nature of, or in substitution for, interest and certain other amounts.

        An exemption from IWT is available in respect of interest paid on the debt securities to be issued by Westpac if those debt securities are characterized as both "debt interests" and "debentures" and the requirements of section 128F of the Australian Tax Act are met.

        Westpac intends to issue debt securities which will be characterized as both "debt interests" and "debentures" for these purposes. If debt securities are issued which are not so characterized, further information on the material Australian tax consequences of payments of interest and certain other amounts on those debt securities will be specified in the applicable prospectus supplement or term sheet.

Interest withholding tax

        The requirements for an exemption from IWT under section 128F of the Australian Tax Act with respect to interest paid on the debt securities to be issued by Westpac are as follows:

  (1)
  Westpac remains a resident of Australia and a company (as defined in section 128F(9) of the Australian Tax Act) when it issues the debt securities and when interest is paid;

  (2)
  the debt securities are issued in a manner which satisfies the public offer test in section 128F of the Australian Tax Act. There are five principal methods of satisfying the public offer test the purpose of which is to ensure that lenders in capital markets are aware that Westpac is offering the debt securities for issue. In summary, the five methods are:

  •
  offers to 10 or more unrelated financiers or securities dealers;

  •
  offers to 100 or more investors;

  •
  offers of listed debt securities;

  •
  offers via publicly available information sources; and

  •
  offers to a dealer, arranger or underwriter who offers to sell the debt securities within 30 days by one of the preceding methods;

  (3)
  Westpac does not know, or have reasonable grounds to suspect, at the time of issue, that the debt securities or interests in the debt securities were being, or would later be, acquired, directly or indirectly, by an Offshore Associate (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities or a clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act); and

  (4)
  at the time of the payment of interest, Westpac does not know, or have reasonable grounds to suspect, that the payee is an Offshore Associate (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act).

        "Offshore Associate" means an associate of Westpac that is either a non-Australian resident that does not acquire the debt securities in carrying on a business at or through a permanent establishment in Australia, or an Australian resident that acquires the debt securities in carrying on a business at or through a permanent establishment outside Australia. An "associate" of Westpac for the purposes of section 128F of the Australian Tax Act includes (i) a person or entity which holds a majority of the voting shares of, or otherwise controls, Westpac, (ii) an entity in which a majority of the voting shares are held by, or which is otherwise controlled by, Westpac, (iii) a trustee of a trust where Westpac is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an "associate" of another person or company which is an "associate" of Westpac under any of the foregoing.

Exemptions under recent tax treaties

        The Australian Government has signed new or amended double tax conventions, which we refer to as New Treaties, with the United States and a number of other countries, which we refer to as Specified Countries. The New Treaties apply to interest derived by a resident of a Specified Country.

        In broad terms, the New Treaties effectively prevent IWT being imposed on interest derived by:

  (a)
  the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; and

  (b)
  a "financial institution" which is a resident of a Specified Country and which is unrelated to and dealing wholly independently with Westpac. The term "financial institution" refers to either a bank or any other enterprise which substantially derives its profits by carrying on a business of raising and providing finance. However, interest paid under a back-to-back loan or an economically equivalent arrangement will not qualify for this exemption.

        The Australian Federal Treasury maintains a listing of Australia's double tax conventions which provides details of country, status, withholding tax rate limits and Australian domestic implementation. This listing is available to the public at the Federal Treasury's Department's website at: http://www.treasury.gov.au/contentitem.asp?pageId=&ContentID=625.

Other tax matters

        Under Australian laws in effect as at the date of this prospectus:

  (1)
  death duties—no debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death;

  (2)
  stamp duty and other taxes—no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue or transfer of any debt securities;

  (3)
  TFN withholding taxes on payments in respect of debt securities—section 12-140 of the Taxation Administration Act 1953 of Australia, which we refer to as the TAA, imposes a type of withholding tax at the rate of 46.5% on the payment of interest on certain registered securities unless the relevant payee has quoted an Australian tax file number, in certain circumstances an Australian Business Number or proof of some other exception (as appropriate).

    Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the debt securities, then the requirements of section 12-140 of the TAA do not apply to payments of interest to a holder of a debt security who is not an Australian resident and not holding the debt security in the course of carrying on business at or through a permanent establishment in Australia. Payments to other classes of holders of debt securities may be subject to a withholding where the holder of the debt securities does not quote an Australian tax file number, an Australian Business Number or provide proof of an appropriate exemption (as appropriate);

  (4)
  supply withholding tax—payments in respect of the debt securities can be made free and clear of the "supply withholding tax" imposed under section 12-190 of Schedule 1 to the TAA; and

  (5)
  goods and services tax, which we refer to as GST—neither the issue nor receipt of the debt securities will give rise to a liability for GST in Australia on the basis that the supply of debt securities will comprise either an input taxed financial supply or (in the case of an offshore subscriber) a GST-free supply. Furthermore, neither the payment of principal or interest by Westpac, nor the disposal or redemption of the debt securities, would give rise to any GST liability in Australia.

 PLAN OF DISTRIBUTION

        We may sell the debt securities from time to time in one or more transactions. We may sell securities pursuant to the registration statement to or through agents, underwriters, dealers or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or the dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we designate may solicit offers to purchase the securities.

  •
  We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement or term sheet.

  •
  Unless we indicate otherwise in the applicable prospectus supplement or term sheet, agents will act on a best efforts basis for the period of their appointment.

  •
  Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of the securities.

  •
  We will execute an underwriting agreement with any underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement or term sheet.

  •
  The underwriters will use the applicable prospectus supplement or term sheet to sell the securities.

        We may use a dealer to sell the securities.

  •
  If we use a dealer, we, as principal, will sell the securities to the dealer.

  •
  The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

  •
  We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement or term sheet.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement or term sheet.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement or term sheet.

  •
  We will describe in the applicable prospectus supplement or term sheet the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

        Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC's reporting requirements.

        You may request a copy of any filings (excluding exhibits) referred to above and in "Incorporation of Information We File with the SEC" at no cost by contacting us at the following address: Westpac Banking Corporation, New York Branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Senior Vice President and Chief Operating Officer. Telephone requests may be directed to such person at (212) 551-1905.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the debt securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its Internet site.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this prospectus and previously incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  our annual report on Form 20-F for the year ended September 30, 2009; and

  •
  the information contained in Exhibit 1 to our report on Form 6-K, dated November 13, 2009.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

  •
  reports filed under Sections 13(a) and (c) of the Exchange Act, including reports on Form 6-K if and to the extent specified in such report as being incorporated by reference in this prospectus; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

 ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA

        Westpac is a company incorporated in Australia under the Australian Corporations Act and registered in New South Wales, having its registered office at Level 20, Westpac Place, 275 Kent Street, Sydney, New South Wales, Australia, 2000. In order to enforce a final, unsatisfied and conclusive judgment for the payment of a fixed or readily calculable sum of money rendered by any New York State or United States federal court having jurisdiction under its own domestic laws, and within whose jurisdiction Westpac was carrying on business at the time of commencement of the proceedings in which such judgment was rendered, with respect to any liability of Westpac with respect to any securities, it is necessary for the judgment creditor to bring separate proceedings as a new cause of action based on such judgment in the courts of competent jurisdiction of New South Wales or Australia against Westpac. Those courts could reasonably be expected in the circumstances to give conclusive effect to such judgment for the purpose of the proceedings. Westpac has expressly submitted to the jurisdiction of New York State and United States federal courts sitting in The City of New York for the purpose of any suit, action or proceedings arising out of the offering and sale of any securities. We have appointed our Senior Vice President & Chief Operating Officer, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422 as our agent in the United States upon whom process may be served in any such action.

        All of the directors and executive officers of Westpac, and the independent accountants named in this prospectus, reside outside the United States. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of securities to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Westpac has been advised by its Australian counsel, that there is doubt as to the enforceability in Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

CURRENCY OF PRESENTATION AND EXCHANGE RATES

        We publish our consolidated financial statements in Australian dollars.

        The following table sets forth, for Westpac's fiscal years indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers of Australian dollars as certified for customs purposes for the Federal Reserve Bank of New York, expressed in US dollars per A$1.00. Westpac's fiscal year ends on September 30 of each year.

Fiscal Year	At Period End	Average Rate(1)	High	Low
2005	0.7643	0.7685	0.7974	0.7207
2006	0.7461	0.7473	0.7781	0.7056
2007	0.8855	0.8163	0.8855	0.7434
2008	0.7904	0.9065	0.9797	0.7831
2009	0.8824	0.7400	0.8824	0.6073
2010(2)	0.9164	0.9070	0.9275	0.8656

(1)
The average of the noon buying rates on the last day of each month or portion thereof during the period.

(2)
Through November 6, 2009.

        Regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a proscribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism.

 VALIDITY OF SECURITIES

        Debevoise & Plimpton LLP, our New York counsel, will pass, on our behalf, on the validity of the debt securities described in this prospectus. Mallesons Stephen Jaques, our Australian counsel, will pass, on our behalf, on the validity of the debt securities with respect to Australian law. Debevoise & Plimpton LLP may rely on the opinion of Mallesons Stephen Jaques on matters of Australian law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 20-F of Westpac Banking Corporation for the year ended September 30, 2009, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of St.George from management's assessment of the internal control over financial reporting as of September 30, 2009 because it was acquired by Westpac in a business combination on November 17, 2008) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers is a member of the Institute of Chartered Accountants in Australia.

LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY

        The liability of PricewaterhouseCoopers (an Australian partnership which we refer to as PwC Australia) with respect to claims arising out of its audit report described under "Experts" is subject to the limitations set forth in the Professional Standards Act 1994 of New South Wales, Australia, which we refer to as the Professional Standards Act, and The Institute of Chartered Accountants in Australia (NSW) Scheme adopted by The Institute of Chartered Accountants in Australia and approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act, which we refer to as the NSW Accountants Scheme, or, in relation to matters occurring on or prior to October 7, 2007, the predecessor scheme. The Professional Standards Act and the NSW Accountants Scheme may limit the liability of PwC Australia for damages with respect to certain civil claims arising in, or governed by the laws of, New South Wales directly or vicariously from anything done or omitted in the performance of its professional services for us, including, without limitation, its audits of our financial statements, to the lesser of (in the case of audit services) ten times the reasonable charge for the service provided and a maximum liability for audit work of A$75 million or, in relation to matters occurring on or prior to October 7, 2007, A$20 million. The limit does not apply to claims for breach of trust, fraud or dishonesty.

        In addition there is equivalent professional standards legislation in place in each state and territory in Australia and amendments have been made to a number of Australian federal statutes to limit liability under those statutes to the same extent as liability is limited under state and territory laws by professional standards legislation.

        These limitations of liability may limit recovery upon the enforcement in Australian courts of any judgment under US or other foreign laws rendered against PwC Australia based on or related to its audit report on our financial statements. Substantially all of PwC Australia's assets are located in Australia. However, the Professional Standards Act and the NSW Accountants Scheme have not been subject to judicial consideration and therefore how the limitation will be applied by the courts and the effect of the limitation on the enforcement of foreign judgments are untested.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WESTPAC BANKING CORPORATION
USE OF PROCEEDS
DESCRIPTION OF THE DEBT SECURITIES
TAXATION
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
ENFORCEABILITY OF FOREIGN JUDGMENTS IN AUSTRALIA
CURRENCY OF PRESENTATION AND EXCHANGE RATES
VALIDITY OF SECURITIES
EXPERTS
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S LIABILITY